UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

BSML, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BSML, INC.

460 North Wiget Lane

Walnut Creek, California 94598

(925) 941-6260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 21, 2007

To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders of BSML, Inc. (the “Company”) will be held at the offices of the Company, 460 North Wiget Lane, Walnut Creek, California, 94598, on Friday, September 21, 2007, at 11:00 o’clock a.m., local time, and at any postponement or adjournment thereof, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

1.	To elect seven directors, each to serve until the next annual meeting of shareholders and until his successor is elected and shall qualify;

2.	To approve the Board of Directors’ selection of Stonefield Josephson, Inc., as the Company’s independent public accountants for the fiscal year ending December 29, 2007;

3.	To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on July 30, 2007 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose related to the meeting during ordinary business hours at the offices of the Company at 460 North Wiget Lane, Walnut Creek, California 94598, during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed Proxy, which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement and Proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. The giving of your proxy as requested will not affect your right to vote in person if you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

By Order of the Board of Directors,

/s/ Richard De Young
Richard DeYoung
Vice President, CFO and Secretary

Walnut Creek, California

August 10, 2007

BSML, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS	2

MEETINGS OF THE BOARD OF DIRECTORS	4

COMMITTEES OF THE BOARD OF DIRECTORS	4

DIRECTOR COMPENSATION	5

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS	5

DIRECTOR NOMINATIONS	5

REPORT OF AUDIT COMMITTEE	7

AUDIT FEES FOR FISCAL 2006 AND 2005	7

RESIGNATION OF DELOITTE & TOUCHE LLP	8

EXECUTIVE OFFICERS	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT	11

EXECUTIVE COMPENSATION	12

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTOR ON EXECUTIVE COMPENSATION	18

STOCK PERFORMANCE GRAPH	19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

PROPOSAL 2 — PROPOSAL TO APPROVE APPOINTMENT OF STONEFIELD JOSEPHSON, INC., AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2007	21

OTHER MATTERS	22

ANNUAL REPORT	22

SHAREHOLDER PROPOSALS	22

MATERIAL INCORPORATED BY REFERENCE	22

BSML, INC.

460 North Wiget Lane

Walnut Creek, California 94598

(925) 941-6260

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The enclosed Proxy is solicited by the Board of Directors of BSML, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at the offices of the Company, 460 North Wiget Lane, Walnut Creek, California, 94598, on Friday, September 21, 2007, at 11:00 o’clock a.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR approval of the appointment of Deloitte & Touche as the Company’s independent public accountants for the fiscal year ending December 29, 2007. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company’s Secretary prior to the Annual Meeting, or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company’s common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. Approval of the Charter Amendment will require the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors and will not have the effect of a negative vote with respect to the Charter Amendment. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

The close of business on July 30, 2007, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 10,912,275 shares of the Company’s common stock outstanding of record and entitled to vote. For a description of the principal holders of such stock, see “Security Ownership of Certain Beneficial Owners and Management” below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about August 15-17, 2007.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors shall range from three to ten, as determined from time to time by the shareholders or the Board of Directors. Presently the Company’s Board of Directors consists of seven members. All of the current directors of the Company are nominees for election at the Annual Meeting.

Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. The Company does not have a nominating committee of the Board of Directors. Instead, the independent members of the Board of Directors determine nominees for director, which permits all directors to fully participate in the process. In identifying and evaluating candidates to be nominated as directors, the Board seeks individuals with stated relevant experience that can add to the ability of the Board to fulfill its fiduciary obligations.

At the meeting, the shareholders will vote to elect four independent directors (as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market) and three associated directors. All of these nominees currently serve as members of the Board of Directors. Messrs. Peters, Thompson, Schechter and Pierce are independent directors under the Nasdaq rules.

The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.

The table below indicates the position with the Company, tenure as director and age of each nominee as of July 30, 2007.

Name	Position with the Company	Age	Director Since
Anthony M. Pilaro	Chairman of the Board of Directors	71	1997

Bradford Peters	Director	39	1999

Harry Thompson	Director	77	1999

Peter Schechter	Director	47	1999

L. Tim Pierce	Director	55	2003

Dr. Julian Feneley	Director and Chief Executive Officer	43	2003

John Reed	Director	66	2005

Anthony M. Pilaro

Mr. Pilaro has served as a director and Chairman of the Board of the Company since August 1997. Presently, he serves as Chairman of CAP Advisers Limited, with offices in Dublin, Ireland, and which serves as a family office for the business affairs of the Pilaro family. He is also founder and Chairman of Excimer Vision Leasing L.P., a partnership primarily engaged in the business of leasing Excimer laser systems. Mr. Pilaro was Chairman of both CAP and Excimer Vision Leasing for the last 5 years except for the period from August 2004 to February 2005. Mr. Pilaro has been involved in private international investment banking. He was a Founding Director and former Chief Executive Officer of Duty Free Shoppers Group Limited, the world’s leading specialty retailer catering to international travelers, and a founder of the predecessor of VISX, Inc. A graduate of the University of Virginia and the University of Virginia Law School, Mr. Pilaro practiced law in New York City through 1964.

Bradford Peters

Mr. Peters has served as a director of the Company since December 1999. He is the President of Blackfin Capital, a privately held investment company based in New York. Prior to founding Blackfin Capital, from July 1993 to June 1998, Mr. Peters was with Morgan Stanley Private Wealth Management Group. Mr. Peters received an M.B.A. from Duke University.

Harry Thompson

Mr. Thompson has served as a director of the Company since December 1999. He has also been President of The Strategy Group, a management consulting firm, for the last 15 years, and was Managing Director of Swiss Army Brands, Inc., a consumer products company, from 1988 to 2003. Prior to founding The Strategy Group, Mr. Thompson served in senior management of several core units of the Interpublic Group of Companies, one of the world’s leading advertising groups. Mr. Thompson also has served as either manager or chairman of several telecommunication companies of The Galesi Group. Mr. Thompson received an M.B.A. from Harvard Business School.

Peter Schechter

Mr. Schechter has served as a director of the Company since July 1999. Mr. Schechter is a founding partner of Chlopak, Leonard, Schechter and Associates since 1993, an international communications consulting firm specializing in the management of crisis communications, corporate reputation programs, political campaigns and country image initiatives. Mr. Schechter has extensive experience in public policy management. A graduate of the School of Advanced International Studies at Johns Hopkins University, Mr. Schechter has lived in Europe and Latin America. He is fluent in six languages.

L. Tim Pierce

Mr. Pierce, a certified public accountant, has served as a director of the Company since February 2003. Mr. Pierce joined AKQA, Inc. as its Chief Financial Officer in May 2006 and is currently serving as a Director, Executive Vice President and the Chief Financial Officer and Corporate Secretary of Cottonwood Acquisition Corporation, and its wholly owned subsidiary: SBI Services, Inc., a provider of administrative support services. He joined SBI and Company (the former parent of SBI Services, Inc.) in April 1998. SBI and Company was sold in July 2004. Mr. Pierce worked for Mrs. Fields’ Original Cookies, Inc. from 1988 through 1998, where he served most recently as Mrs. Fields’ Senior Vice President, Chief Financial Officer, and Corporate Secretary. For twelve years from 1976 to 1988, Mr. Pierce served as an auditor with Price Waterhouse and Deloitte & Touche. Mr. Pierce is also currently a director of Spotted Dog Creamery Inc.. Mr. Pierce is a member of the American Institute of Certified Public Accountants, and the Utah Association of Certified Public Accountants. Mr. Pierce is considered by the Company to be an audit committee financial expert. Mr. Pierce received his B.S. from Brigham Young University

John Reed

Mr. Reed has served as a director of the Company since September 2005, and served as Chief Executive Officer of the Company from May 2006 through November 2006. Previously, Mr. Reed served as Chief Executive Officer and Director of the Company from June 1999 to April 2004. Prior to June 1999, Mr. Reed was Chairman of the Pacific Retailing Division of DFS, where he was responsible for the operations of multiple retail stores, including the largest single, self-standing retail operation in the world. During his 21-year career at DFS, prior to being named Chairman of the Pacific Retail Division in 1997, Mr. Reed was President of DFS Hawaii. From 1982 to 1988, Mr. Reed was President of the DFS U.S. Mainland Operation. Mr. Reed has also served as Vice President of Merchandising for both Federated Department Stores and John Wanamaker.

Dr. Julian Feneley

Dr. Feneley has served as a director of the Company since December 2003. Dr. Feneley began working on BriteSmile matters in January 2002 as a consultant to an affiliate of the Company, focusing on strategic and development initiatives. He was appointed Chairman of BriteSmile Development, Inc. in May 2003, and President of BriteSmile, Inc. in February 2004. In June 2005, Dr. Feneley assumed the duties of Chief Executive Officer, which he performed until his resignation in May 2006. He rejoined the Company as its President and Chief Executive Officer in November 2006. Previously, Dr. Feneley co-founded narrowbridge, an e-customer acquisition technology company, where he served as CEO from 2000 to 2001, and Bioscience Managers, a biotechnology venture capital and corporate finance boutique, where he served as Head of Corporate Finance from 2001 to 2003. Prior to 2000, Dr. Feneley headed the European healthcare investment banking franchise of J P Morgan during its period as the globally ranked #1 investment bank in this industry sector. Prior to joining J P Morgan in 1990, Dr. Feneley qualified and worked as a medical doctor at the renowned Guy’s Hospital in London, England.

There is no family relationship between any executive officer or director of the Company and any other executive officer or director.

Meetings of the Board of Directors

The Company’s Board of Directors held eight duly noticed meetings during fiscal year 2006. Each nominee for director then serving as a director attended all of the meetings of the Company’s Board of Directors.

Committees of the Board of Directors

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Marketing Committee.

Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. The members of the Executive Committee at the end of 2006 were Anthony Pilaro, Bradford Peters, Harry Thompson, Peter Schechter, John Reed and Julian Feneley. The Company’s Executive Committee held one meeting during fiscal year 2006. Each member of the Executive Committee then serving as a member of such committee attended meeting of the Executive Committee.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, that acts pursuant to a written charter adopted by the Board of Directors. The Audit committee’s objective is to provide assistance to the directors in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. Members of the Company’s Audit Committee during 2006 were Harry Thompson, Bradford Peters and Tim Pierce. The Audit Committee held five meetings during fiscal year 2006. Each member of the Audit Committee then serving as a member of such committee attended all of the meetings of the Audit Committee. All members of the Audit Committee are independent directors, as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market.

The Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for the executive officers of the Company and administers the Company’s 1997 Stock Option and Incentive Plan. Members of the Company’s Compensation Committee during 2006 were Bradford Peters, Peter Schechter and Harry Thompson. The Compensation Committee held one meeting during 2006. Each member of the Compensation Committee then serving as a member of such committee attended the meeting of the Compensation Committee. All members of the Compensation Committee are independent directors, as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market.

The Board of Directors established a Marketing Committee of the Board in December 2004 to assist the Company’s then new Chief Executive Officer on marketing issues. As established by the Board of Directors, the Marketing Committee consists of two members of the Board of Directors, Harry Thompson and Peter Schechter, and the Company’s Executive Vice President of Marketing, as an ad hoc member of the Committee. The Marketing Committee held no meetings during fiscal year 2006 and the Company anticipates disbanding the Marketing Committee.

Director Compensation

Our non-employee directors of the Company, other than Mr. Pilaro, who has declined such compensation, annually receive options to purchase 5,000 shares of common stock. Directors who serve as chairman of a Board committee receive options to purchase an additional 10,000 shares of common stock per year of service. The exercise price of such options is 100% of the fair market price on the date of grant. Actual expenses incurred by outside directors are reimbursed. In addition, the chairman of the Audit Committee receives a retainer in the amount of $2,500 per audit committee meeting.

Shareholder Communications With Directors

The Board of Directors has not established a formal process for shareholders to follow regarding communications to the Board or its members, as the Company’s policy has been to forward to the directors any shareholder correspondence it receives that is addressed to them. Shareholders who wish to communicate with the directors may do so by sending their correspondence addressed to the director or directors at the Company’s headquarters at 460 North Wiget Lane, Walnut Creek, CA, 94598.

Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit.

Director Nominations

The Board of Directors does not have a nominating committee or other committee that recommends qualified candidates to the Board for nomination or election as directors. The Board of Directors believes that, because of the Company’s size and the current composition of the Board of Directors and because of the historically few and infrequent vacancies on the Board, it is in the best interest of the Company to permit all of the independent directors to fully participate in the director nomination process. The Board of Directors has adopted a nominations process that provides that the Company’s independent directors (as defined under the Nasdaq Marketplace Rules), acting by a majority vote, are authorized to recommend individuals to the Board of Directors for the Board’s selection as director nominees.

The independent directors are responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board and for selecting the management nominees for the directors to be elected by the Company’s shareholders at each annual meeting.

Director Qualifications

The independent directors have not established specific minimum age, education, experience or skill requirements for potential directors. The independent directors have, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

•

an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•

regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.

Identification and Evaluation of Nominees

In making nominations for director, the independent directors identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the independent directors’ criteria for Board service are re-nominated. As to new candidates, the independent directors will generally poll the Board members and members of management for recommendations. The independent directors may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The independent directors review the qualifications, experience and background of potential candidates. In making their determinations, the independent directors evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the independent directors make recommendations to the Board of Directors by a majority vote. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Board of Directors may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The independent directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Company’s other directors will also have an opportunity to meet and interview qualified candidates. The independent directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

Shareholder Nominations

The independent directors may from time to time consider qualified nominees recommended by shareholders, who may submit recommendations to the independent directors through a written notice as described under “Shareholder Proposals” below. Nominees for director who are recommended by shareholders will be evaluated in the same manner as any other nominee for director.

REPORT OF AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BriteSmile Audit Committee (referred to as “we” and “us”) during 2006 was composed of Harry Thompson, Bradford Peters and L. Tim Pierce, all independent directors of the Company. The Committee operates under a written charter adopted by the Board of Directors. The Committee assists the directors in fulfilling their responsibility to our shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate Company financial personnel.

As needed, we meet privately with both the independent auditors and the appropriate Company financial personnel, each of whom has unrestricted access to the members of the Committee. We also recommend to the Board of Directors the appointment of the independent auditors and review periodically their performance and independence from management.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with auditing standards generally accepted in the United States of America, and discuss with us any issues they believe should be raised with the Committee.

This year, we reviewed the Company’s audited financial statements and met with both management and Stonefield Josephson, LP, the Company’s Independent Registered Public Accounting Firm for the 53 weeks ended December 30, 2006, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with auditing standards generally accepted in the United States of America.

We have received from and discussed with Stonefield Josephson the written disclosure as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with Stonefield Josephson any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 53 weeks ended December 30, 2006.

Members of the 2006 Audit Committee

L. Tim Pierce
Bradford Peters
Harry Thompson

Audit Fees for Fiscal 2006 and 2005

On August 10, 2005, the Company engaged Stonefield Josephson as its new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2005, and to perform procedures related to the statements included in the Company’s quarterly reports on Form 10- Q, beginning with the quarter ended June 25, 2005. Prior to July 18, 2005, the Company’s independent public accounting firm had been Deloitte & Touche LLP.

Aggregate fees billed to the Company and its subsidiaries for 2006 and 2005 by the Stonefield Josephson and Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:

	Aggregate Amount Billed by Stonefield Josephson		Aggregate Amount Billed by Deloitte & Touche LLP
	2006	2005	2006	2005
Audit fees	$304,576	$49,405	$15,000	$227,701
Audit-related fees	—	—	—	—
Tax fees	77,536	—	—	115,327
All other fees	25,928	3,000	—	—
TOTALS	$408,040	$52,405	$15,000	$343,028

The Audit Committee has considered and determined that the performance of the non-audit services noted in the foregoing table is compatible with maintaining Stonefield Josephson’s independence. Prior to the performance of any services, the Audit Committee approves all audit and non-audit related services to be provided by the Company’s independent auditor and the fees to be paid therefore. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the auditors, it is the current practice of the Audit Committee to specifically approve all services provided by the auditors in advance, rather than to pre-approve, generally, any type of service.

Resignation of Deloitte & Touche LLP

As previously reported, on July 18, 2005, Deloitte & Touche, the former independent registered public accounting firm for the Company, informed the Company that it had resigned as the Company’s independent registered public accounting firm, effective immediately.

The reports of Deloitte & Touche on the Company’s consolidated financial statements as of and for each of the fiscal years ended December 25, 2004 and December 23, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 25, 2004 and December 23, 2003 and the subsequent interim period through July 18, 2005, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures, which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter thereof in its reports on the financial statements of the Company for such periods.

Except for the material weakness in the Company’s internal control structure, and the audit committee internal investigation, as described below, during the fiscal years ended December 25, 2004 and December 23, 2003 and the subsequent interim period through July 18, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In the Company’s Quarterly Report on Form 10-Q for the period ended March 26, 2005, the Company reported that in connection with the audit of the Company’s fiscal 2004 financial statements, Deloitte & Touche reported that (1) inadequacies in the design and execution of the Company’s internal control structure, and (2) improper application of accounting principles in accordance with GAAP, constituted material weaknesses in the Company’s internal control structure for the year ended December 25, 2004. The inadequacies in the Company’s internal control structure as reported included deficiencies or inadequacies in the following specific areas: payments made to vendors without adequate supporting documents, communication of all transactions to the financial department, segregation of duties among finance department employees, recording of inventory and physical inventory counts, tracking of fixed assets, and timely completion of account reconciliations. Although any one of the foregoing categories may not relate to material dollar amounts, Deloitte & Touche’s opinion was that in the aggregate they represented a material weakness in the Company’s internal control structure. With respect to any specific adjustments identified in the audit process related to improper application of accounting principles or inadequacy of internal controls, the Company believes that all such adjustments have been made. The Company’s Audit Committee and management have discussed these material weaknesses with Deloitte & Touche and the successor independent audit firm, Stonefield Josephson, including management’s plan to address and correct such inadequacies.

In June 2005, the Company’s Audit Committee and management informed Deloitte & Touche that the Audit Committee, in conjunction with outside counsel, had conducted an investigation into certain matters raised by the Company’s then Chief Executive Officer (now former Chief Executive Officer). The Company’s Audit Committee informed Deloitte & Touche that the investigation did not identify any issues that would have a material impact on the Company’s reported financial results. The Company’s Audit Committee and management have authorized Deloitte & Touche to respond fully to any inquiries about any of the matters referred to herein, or any other matters, that may be made by the Company’s successor independent registered public accounting firm.

The Company provided Deloitte & Touche with a copy of its Current Report on Form 8-K, dated July 22, 2005, reporting Deloitte & Touche’s resignation. The Company requested that Deloitte & Touche furnish a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements the Company made in its Form 8-K Report and, if not, stating the respects in which it did not agree. Deloitte & Touche’s letter, filed as an exhibit to the Form 8-K Report, expressed agreement with the Company’s statements.

On August 10, 2005, the Company engaged Stonefield Josephson, Inc. as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2005 and to perform procedures related to financial statement included in the Company’s quarterly reports on Form 10Q beginning with the quarter ended June 25, 2005.

EXECUTIVE OFFICERS

The following table identifies the current executive officers of the Company:

Name	Age	Title	In Current Position Since
Dr. Julian Feneley (1)	43	President and Chief Executive Officer	November, 2006

Richard De Young (2)	56	Vice President, Chief Financial Officer and Secretary	February, 2007

(1)	For a description of Dr. Feneley’s business background, see “Board of Directors.”
(2)	Prior to his appointment at BSML, Inc., Mr. De Young served as Vice President of Finance of RITA Medical Systems, Inc., a publicly traded medical device manufacturing company. As Vice President of Finance, Mr. DeYoung was responsible for accounting operations, financial planning, and SEC reporting and managing a staff of twelve employees. Mr. DeYoung also served as RITA Medical Systems’ Senior Director of Finance for one year, and as its Corporate Controller for four years. Prior to his service with RITA Medical Systems, Mr. DeYoung worked as the controller of the Novacor Division of Baxter Healthcare Corporation. Mr. DeYoung earned a Bachelor of Arts degree in English Literature from Carleton College, and a Masters of Business Administration degree from the University of Michigan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 7, 2007, regarding beneficial stock ownership of (1) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock (our only class of outstanding stock); (2) each of our directors; (3) our Chief Executive Officer, former chief executive officer and our other most highly paid executive officers as of the end of December 2006, our most recently completed fiscal year; and (4) all of our current executive officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name	Number of Shares Beneficially Owned	Percent of Outstanding Shares (10)
Executive Officers and Directors

Anthony M. Pilaro (1)	4,406,779	39.8%

Dr. Julian Feneley (2)	118,443	*

Richard De Young	—	*

Kenneth Czaja	—	*

Phillip Powell (3)	5,000	*

John Reed (4)	297,378	2.8%

Bradford Peters (5)	808,884	7.5%

Harry Thompson (6)	42,160	*

Peter Schecter (7)	28,505	*

L. Tim Pierce (8)	51,835	*

All Officers and Directors as a Group (10 persons)	5,758,984	51.1%

5% Beneficial Owners

LCO Investment (1)	4,406,779	39.8%

Bradford Peters (including Titab, LLC) (5)	808,884	7.5%

MicroCapital LLC (9)	1,849,424	17.2%

*	Constitutes less than 1%.
(1)	Includes 3,403,484 shares owned of record and beneficially by LCO Investments Limited (“LCO”), 318,170 shares held indirectly through CAP Properties Limited, a subsidiary of LCO and acting general partner of Excimer Vision Leasing LP, 249,818 shares held directly through P de P Tech Limited (“PdeP”), an affiliate of LCO, 4,500 shares held by AMP Trust, of which Mr. Pilaro is a beneficiary, 37,921 shares owned beneficially by CAP Advisers Ltd. (“CAP”), acting as co-trustee of various trusts, 7,500 shares held of record by the CAP Charitable Foundation, 52,053 shares held of record and beneficially by CAP and 333,333 warrants to purchase shares at $6.00 per share held by LCO. LCO is a wholly-owned subsidiary of the ERSE Trust. CAP Advisers Limited is a co-trustee of the ERSE Trust. Mr. Pilaro, a director of the Company, is Chairman of CAP. Mr. Pilaro disclaims beneficial ownership of the shares held by LCO, CAP, PdeP, AMP Trust, LCP II Trust, the CAP Charitable Foundation, CAP Advisers Limited and the trusts indicated above of which CAP is co-trustee. Mr. Pilaro’s address c/o 36 Fitzwilliam Place, Dublin 2, Ireland. LCO’s address is 22 Smith Street, St. Peter Port, Guernsey GYI 2JQ, Channel Islands.
(2)	Includes 118,443 shares owned of record.
(3)	Includes options to purchase 5,000 shares at $3.77 per share.
(4)	Includes 292,378 shares owned of record and options to purchase 5,000 shares at $0.97 per share.

(5)	Includes 746,724 shares owned of record and beneficially (of which 184,100 are owned by TITAB, LLC), and options to purchase 3,655 shares at $15.00 per share, options to purchase 3,335 shares at $56.25 per share, options to purchase 3,335 shares at $1.98 per share, options to purchase 3,335 shares at $30.00 per share, options to purchase 3,500 shares at $10.86 per share, options to purchase 15,000 shares at $5.41 per share, options to purchase 15,000 shares at $1.15 per share and options to purchase 15,000 shares at $1.77 per share. Mr. Peters’ and Titab, LLC’s address is 622 Third Avenue, 38th Floor, New York, New York 10017.
(6)	Includes options to purchase 3,335 shares at $56.25 per share, options to purchase 3,655 shares at $15.00 per share, options to purchase 3,335 shares at $30.00 per share, options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, options to purchase 15,000 shares at $5.41 per share, options to purchase 5,000 shares at $1.15 per share and options to purchase 5,000 shares at $1.77 per share.
(7)	Includes 5,120 shares owned beneficially in a Revocable Living Trust, options to purchase 3,335 shares at $67.50 per share, options to purchase 3,335 shares at $30.00 per share, options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, options to purchase 5,000 shares at $5.41 per share, options to purchase 5,000 shares at $1.15 per share and options to purchase 5,000 shares at $1.77 per share. Mr. Schechter’s address is c/o Chlopak, Leonard, Schechter and Associates, 1850 M Street, N.W., Suite 550, Washington, D.C. 20036.
(8)	Includes options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, options to purchase 15,000 shares at $5.41 per share, options to purchase 15,000 shares at $1.15 per share and options to purchase 15,000 shares at $1.77 per share. Mr. Pierce’s address is c/o SBI Services, Inc., 2625 E. Cottonwood Pkwy, Ste. 480, Salt Lake City, UT 84042.
(9)	Based on Schedule 13G filings with the SEC. Ian Ellis’ address is c/o MicroCapital LLC, 410 Jessie Street, Suite 1002, San Francisco, CA 94103.
(10)	All percentages are calculated based upon 10,744,281 shares of our common stock, being the total number of shares outstanding as of May 7, 2007, plus the number of options or warrants presently exercisable or exercisable within 60 days of May 7, 2007 by the named security holder.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon the Company’s review of the copies of such forms furnished to it during the year ended December 31, 2006, and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner, except as follows:

1.	Form 4 report of Tim Pierce filed March 28, 2006 to report a transaction dated January 3, 2006;

2.	Form 4 report of Peter Schecter filed April 3, 2006 to report a transaction dated January 3, 2006;

3.	Form 4 report of Bradford Peters filed March 13, 2006 to report a transaction dated January 3, 2006;

4.	Form 4 report of Harry Thompson filed March 30, 2006 to report a transaction dated January 3, 2006;

5.	Form 3 report of Phil Powell filed September 19, 2006 to report a transaction dated May 1, 2006;

6.	Form 5 report of Julian Feneley filed May 15, 2007 to report a transaction dated December 6, 2006.

7.	Form 5 report of Peter Schecter filed May 16, 2007 to report transactions dated December 4, 2006 and December 7, 2006.

Except as disclosed, the Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10 percent holder, which would require the filing of any report pursuant to Section 16(a) during the year ended December 30, 2006, that has not been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

In 2006, the SEC revised requirements regarding disclosures to be made with respect to executive compensation. Specifically, issuers must provide a “Compensation Discussion and Analysis” section explaining the material elements of their compensation of executive officers by describing the following:

•	the objectives of the issuer’s compensation programs;

•	the conduct that the compensation programs are designed to reward;

•	the elements of the compensation program;

•	the rationale for each of the elements of the compensation program;

•	how the issuer determines the amount (and, where applicable, the formula) for each element of the compensation program; and

•	how each element and the issuer’s decisions regarding that element fit into the issuer’s overall compensation objectives and affect decisions regarding other elements of the compensation program.

The Compensation Committee of the Board establishes and recommends executive compensation levels to the Board of Directors. The Committee during 2006 consisted of Peter Schechter, Bradford Peters and Harry Thompson. This Compensation Report discusses the Company’s compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the Company’s fiscal year ended December 30, 2006.

The Committee is currently responsible for setting the Company’s policies regarding compensation and benefits, and administering the Company’s employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

Our Compensation Objectives

The Committee’s policy with respect to executive compensation has been historically designed to:

•

adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company’s industry;

•	reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of the Company; and

•

use equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the stockholders, and to provide opportunities for management to share in the benefits that they achieve for the Company’s stockholders.

In 2006, the Compensation Committee shifted its compensation focus from equity to cash. Therefore, the Company no longer grants stock options to its officers and employees, although it did make a grant of 574,290 restricted shares to Dr. Feneley in conjunction with his employment as our Chief Executive Officer. In place of equity-based compensation, the Committee implemented a cash based incentive program in 2006 based on achievement of positive EBITDA (earnings before interest, tax, depreciation, and amortization) by the Company. The Committee believes cash based incentives tied to the Company’s profit performance more directly align the employee’s motivation and compensation to the Company’s financial performance.

Specific Elements of our Compensation Program

The components of compensation paid to executive officers have traditionally consisted of: (a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company’s Stock Option Plan, and (c) certain other benefits. As noted above, the Company will cease granting stock options to its employees, replacing this form of compensation with a cash based incentive program. The primary components of compensation paid to executive officers and senior management personnel, and the relationship of these components of compensation to the Company’s performance, are discussed below:

•

Salary. The Committee periodically reviews and approves the base salary paid to executive officers and members of the Company’s senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company’s performance (to the extent such performance can fairly be attributed or related to each executive’s performance), as well as the nature of each executive’s responsibilities, capabilities and contributions. In addition, the Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Committee believes that base salaries for the Company’s executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to the Company’s size and performance and in comparison with the compensation paid by similarly sized companies or companies within the Company’s industry. Dr. Feneley’s annual salary is $350,000. Mr. De Young’s annual salary is $190,000, although given his 2007 start-date, we incurred no 2006 expense in his case.

•

Incentive Compensation. As discussed above, a substantial portion of our executive officer’s compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. In establishing the size of an executive’s opportunity for incentive compensation, the Committee takes into account, in addition to general comparative information, the executive’s level of responsibility and potential to influence or contribute to the Company’s operations and direction.

•

Restricted Stock. Pursuant to his employment agreement, Dr. Feneley was awarded 574,290 shares of the Company’s common stock, of which 20% vested immediately and 20% will vest on each of the next four anniversaries of the agreement date. The fair value of the shares at date of grant was approximately $1.1 million. This grant equaled 5% of the then outstanding common shares of the Company, including stock options and warrants, an amount that the Committee and the Board felt commensurate with Dr. Feneley’s role as Chief Executive Officer of the Company.

•

Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. In particular, as a condition of his employment, for twelve months following the date of his employment, Dr. Feneley is provided housing in the area of our corporate office, the use of a rental automobile and two business class roundtrip air tickets between San Francisco and London. The Company also paid his moving expenses from his permanent residence in London, England, to the San Francisco area. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company’s industry.

The Company had two CEOs or individuals performing the duties of a CEO in fiscal 2006. Mr. John Reed acted as our CEO from May 2006 until November 2006. His compensation for the year was $173,256. Dr. Julian Feneley acted as our CEO through May 2006 and was reengaged as our CEO in November 2006, serving in that capacity through the present date. Mr. Feneley received $721,387 in compensation for his performance as CEO in 2006.

When determining CEO compensation, the Compensation Committee takes into consideration the employment market conditions for public companies of similar size and industry segment. Key performance targets and objectives include qualitative factors such as leadership, ability to motivate, strategic vision, business initiative, and managerial skills, as well as quantitative factors such as revenue growth, EBITDA and cash flow generation, marketing efficacy, and expense control.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. None of the Company’s executive officers had compensation in excess of $1,000,000 for 2006, and therefore Section 162(m) was not applicable.

It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements. We intend to remain compliant with provisional guidance issued by the Internal Revenue Service under Section 409A to the extent that it’s provisions apply to our present and future compensation agreements.

Summary of Cash and Certain other Compensation

The following table sets forth, for the year ended December 30, 2006, a summary of the compensation earned by our Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer, our former President and our former Chief Marketing Officer. We refer to the executive officers named in this table as the “Named Officers.”

SUMMARY COMPENSATION TABLE

(In Dollars)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Dr. Julian Feneley (1)	2006	$183,683	$—	$262,784	$25,349	$249,571	$721,387
President and Chief Executive Officer

Richard De Young (2)	2006	$—	$—	$—	$—	$—	$—
Vice President, Chief Financial Officer, Secretary

John Reed (3)	2006	$145,711	$—	$—	$842	$26,703	$173,256
Former Chief Executive Officer

Ken Czaja (4)	2006	$242,541	$—	$—	$126,633	$176,250	$545,424
Former Chief Financial Officer

Phil Powell (5)	2006	$134,806	$21,000	$—	$7,174	$—	$162,980
Former Chief Marketing Officer

(1)	Dr. Feneley was employed by the Company as its President and CEO through May 2006, when his employment terminated. He was rehired in November 2006 as the Company’s President and Chief Executive Officer. The value of his 2006 stock award, $262,784, reflects the fair value of the vested portion of the 574,290 shares awarded to him in 2006 and the earned amounts associated with shares scheduled to vest in subsequent periods. The earned value of the stock award was determined using the guidance of FASB No. 123(R). His “other compensation” consists of $175,000 in severance pay related to his June 2006 termination, $63,566 in relocation expenses and $11,005 in housing expenses.
(2)	Mr. De Young was hired by the Company in February 2007. Therefore, the Company had no 2006 salary expense in his case.
(3)	Mr. Reed resigned as the Company’s President and Chief Executive Officer in November 2006. Mr. Reed’s “other compensation” consists of $21,996 in housing expenses and $4,707 in automobile expenses. Mr. Reed continues to serve as a director of the Company.

(4)	Mr. Czaja served as the Company’s Chief Financial Officer throughout 2006 and until his resignation from the Company in February 2007. Mr. Czaja’s “other compensation” consists of accrued severance, paid in 2007.
(5)	Mr. Powell served as the Company’s Chief Marketing Officer throughout 2006 and until his resignation from the Company in April 2007.

In calculating the dollar value of “stock awards” and “option awards”, we are referring to the dollar value recognized by us for financial statement purposes in accordance with FAS 123R using the assumptions described in Note 9 of the Notes to our Consolidated Financial Statements for our fiscal year ended December 30, 2006.

Stock Option Plans

In January 1997, the Company adopted the 1997 Stock Option and Incentive Plan (“1997 Plan”). Under the terms of the 1997 Plan, as amended to date, and as approved by the Company’s shareholders, 1,900,000 shares are available for issuance. Options may be granted at exercise prices of no less than the fair market value on the date of the grant, as determined by the Board of Directors and quoted market prices. Prior to 2006, options granted were generally scheduled to vest over a two to five-year period. Option grants made in 2006 were only made to directors of the Company. These grants vested over six months, and were entirely vested at December 30, 2006. The Company’s option grants have a maximum term of ten years. The Company also has approximately 36,000 options outstanding that were issued to non-employees outside of the 1997 Plan.

A summary of the Company’s stock option activity and related information for the periods ended December 30, 2006, December 31, 2005 and December 25, 2004 is described in Note 9 of the Notes to our Consolidated Financial Statements for our fiscal year ended December 30, 2006.

Grants of Plan Based Awards

The following table sets forth, for each of the Named Officers, information regarding stock and stock option awards that granted in 2006:

GRANTS OF PLAN-BASED AWARDS

For the year ended December 30, 2006

Name	Grant Date	Stock Awards: Number of Shares of Stock	Option Awards: Number of Shares Underlying Options	Grant Date Fair Value of Stock and Option Awards
Dr. Julian Feneley (1)	December 6, 2006	574,290	—	$1,114,123

Richard De Young	—	—	—	$—

John Reed	—	—	—	$—

Ken Czaja	—	—	—	$—

Phil Powell	—	—	—	$—

(1)	The vesting provisions of Dr. Feneley’s stock grant provide for 20%, or 114,858 shares, to vest immediately, with additional vesting of 20% of the grant to occur on each of the next four anniversaries of the grant date. The grant date fair value has been determined without regard to estimated forfeitures relating to the service-based vesting provisions.

Outstanding equity awards at December 30, 2006

The following table provides information on equity awards outstanding at our fiscal year end of December 30, 2006 for each of our Named Officers:

OUTSTANDING EQUITY AWARDS

As of December 30, 2006

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Unvested Shares	Market Value of Unvested Shares
Dr. Julian Feneley (1)	—	—	—	—	459,432	$817,789

Richard De Young	—	—	—	—	—	—

John Reed (2)	—	—	—	—	—	—

Ken Czaja (3)	45,000	30,000	$10.50	6/25/14	—	—

Phil Powell (4)	5,000	5,000	$3.77	7/05/15	—	—

(1)	The market value of Dr. Feneley’s unvested restricted stock was determined using the closing price of our common stock on December 29, 2006, the last trading day of 2006—$1.78.
(2)	As of the date of this report, Mr. Reed is no longer an employee of the Company, but serves as a director of the Company.
(3)	Mr. Czaja is no longer employed by the Company.
(4)	Mr. Powell is no longer employed by the Company.

Options Exercised and Stock Awards Vested

The following table sets forth the value of options exercised and stock awards vested for our Named Officers during our fiscal year ended December 30, 2006:

OPTIONS EXERCISED AND STOCK AWARDS VESTED

For the fiscal year ended December 30, 2006

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise (in $)	Number of shares acquired on vesting	Value realized on vesting (in $)
Dr. Julian Feneley (1)	—	—	114,858	$222,825

Richard De Young	—	—	—	—

John Reed	—	—	—	—

Ken Czaja	—	—	—	—

Phil Powell	—	—	—	—

(1)	The value realized on vesting of Dr. Feneley’s stock grant was determined using the closing price of our common stock on December 6, 2006, the date of grant—$1.94.

The Company has no pension benefit plan and no non-qualified deferred compensation plans.

Employment Agreements and Other Arrangements with Executive Officers

On December 6, 2006, the Company entered an employment agreement with Dr. Feneley to serve as the Company’s Chief Executive Officer and as a member of the Board of Directors. The agreement is for a five-year term, with automatic one year extensions absent written notice of nonextension by either party. The employment agreement specifies Dr. Feneley’s initial salary of $350,000 and an annual performance bonus equal to 5% of the Company’s earnings before interest, income taxes, depreciation and amortization (“EBITDA”). The agreement further specifies the terms of Dr. Feneley’s restricted stock grant of 574,290 shares of the Company’s common stock, which was at that time equal to 5% of the Company’s outstanding shares including outstanding options and warrants. In the event of termination for cause, the agreement provides for twelve months of severance pay including pro rated earned amounts due under the annual performance bonus calculated against the then trailing twelve months EBITDA. Further, the agreement provides for termination without cause except (i) during the first 24 months of employment or (ii) following the first 36 months of employment if EBITDA for the most recently completed fiscal year is 85% of the EBITDA target established by the Board for such fiscal year. In the event of termination without cause, the agreement calls for twelve months of severance determined upon Dr. Feneley’s then base salary, a pro rated annual performance bonus for the fiscal year in which the termination occurs, a performance bonus determined on the then trailing 12 month EBITDA, “grossed-up” relocation expenses to the United Kingdom and full vesting of any remaining unvested shares of the restricted stock grant described above. Also, the agreement provides for compensation to Dr. Feneley in the event that he initiates his own termination in conjunction with “a good reason event,” with “good reason events” including, but not limited to, diminution of title or duties, reduction (without express employee agreement) of base salary, breech of the employment agreement’s terms by the Company, relocation of the Company’s executive offices to a location not approved by Dr. Feneley or failure to secure written assumptions of the agreement’s material obligations from any successor to the Company. Also, after twelve months of employment Dr. Feneley is to be afforded the right to open a second executive office in the New York City area from which he will perform his duties; failure of the Company to agree to such a second executive office constitutes a “good reason event.” Compensation in the event of termination for good reason is the same as with termination without cause. In any termination event, the Company and Dr. Feneley will remain obligated to honor their obligations to treat proprietary information as confidential.

Mr. De Young’s offer of employment letter specifies his base annual salary of $190,000 per year and an annual performance bonus of 1% of EBITDA in each fiscal year in which he is employed for the full fiscal year. He is due no severance if terminated with cause. In the event of termination without cause, he will be due 3 months of salary as severance pay if in his first year of employment, 4.5 months of salary if between 1 and 2 years of employment and 6 months of salary if his then employment term is greater than two years. He will receive 6 months of salary as severance in the event of any change of control without regard to employment term.

Compensation of Directors

The following table sets forth information regarding the compensation we paid our directors, other than Dr. Feneley, during our fiscal year ended December 30, 2006. Mr. Pilaro received no compensation of any kind during the year.

DIRECTOR COMPENSATION

For the fiscal year ended December 30, 2006

	Fees earned or paid in cash	Option awards (in $)	All other compensation (in $)	Total
Anthony M. Pilaro	$—	$—	$—	$—

Bradford Peters (1)	—	11,985	—	11,985

L. Tim Pierce (2)	10,000	11,985	1,337	23,322

John Reed (3)	—	842	—	842

Peter Schechter (4)	—	3,995	—	3,995

Harry Thompson (5)	—	3,995	4,023	8,018

(1)	On January 3, 2006, Mr. Peters received a stock option award of 15,000 shares of the Company’s common stock. The award fully vested within 2006. The $11,985 fair value of the award was computed using the Black Scholes option model using the assumptions described in Note 9 in the Notes to our Consolidated Financial Statements.
(2)	On January 3, 2006, Mr. Pierce received a stock option award of 15,000 shares of the Company’s common stock. The award fully vested within 2006. The $11,985 fair value of the award was computed using the Black Scholes option model using the assumptions described in Note 9 in the Notes to our Consolidated Financial Statements. Mr. Pierce also received cash compensation of $10,000 as a retainer payment relating to his attendance at audit committee meetings and $1,337 in expense reimbursement relating to his duties on the Board.
(3)	The Company recorded $842 in 2006 stock-compensation expense relating to options held by Mr. Reed.
(4)	On January 3, 2006, Mr. Schecter received a stock option award of 5,000 shares of the Company’s common stock. The award fully vested within 2006. The $3,995 fair value of the award was computed using the Black Scholes option model using the assumptions described in Note 9 in the Notes to our Consolidated Financial Statements.
(5)	On January 3, 2006, Mr. Thompson received a stock option award of 5,000 shares of the Company’s common stock. The award fully vested within 2006. The $3,995 fair value of the award was computed using the Black Scholes option model using the assumptions described in Note 9 in the Notes to our Consolidated Financial Statements. Mr. Thompson also received $4,023 in expense reimbursement relating to his duties on the Board.

All of the stock option expense figures included in our Director’s Compensation refer to the dollar amount recognized by us for financial statement purposes in accordance with FAS 123R.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Company’s Compensation Committee during fiscal 2006 were Bradford Peters, Peter Schechter and Harry Thompson. No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Compensation Committee Report

The Compensation Committee believes that its policies further the shareholders’ interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Committee believes that its policies encourage responsible management of the Company in the short-term. The Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.

The Compensation Committee has reviewed and discussed the information provided under the caption ‘Compensation Discussion and Analysis’ set forth above. Based on that review and those discussions, the Compensation Committee recommended to our Board that the ‘Compensation Discussion and Analysis’ be included in this report.

Bradford Peters (Chair)	Peter Schecter	Harry Thompson

Stock Performance Graph

This graph compares the yearly cumulative total returns from the Company’s common stock, the Total Return Index for the Nasdaq Stock Market and an industry graph for public companies engaged in the Medical Appliances and Equipment line of business, as such industry information is monitored by Media General Financial Services. The information is as of the last day of each fiscal year indicated.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE

COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	12/28/2001	12/27/2002	12/26/2003	12/23/2004	12/30/2005	12/29/2006
BSML, Inc.	100.00	7.42	38.75	21.31	2.58	6.12
Medical Appliances/Equip.	100.00	94.75	120.83	137.17	146.28	143.70
NASDAQ Market Index	100.00	69.75	104.88	113.70	116.19	128.12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions

LCO Properties Sublease

On December 1, 1999, the Company, as sublessee, entered into an Agreement of Sublease with LCO Properties, Inc., a Delaware corporation, as lessor. LCO Properties, Inc. is affiliated with LCO, a major shareholder of the Company. The Sublease covers approximately 4,821 square feet of space located in New York City for one of the Company’s teeth whitening Centers. The term of the sublease is ten years with initial lease payments of $402,000 per year, subject to increase in the event of increases in the rent payable under the primary lease for the property between LCO Properties, Inc. and its lessor.

EVL Lease Agreement

The Company was party to an equipment lease in the amount of $15 million with Excimer Vision Leasing L.P. (“EVL”), pursuant to which the Company leased 3,000 BS3000 whitening devices. Under the terms of the lease, the Company paid (i) a fixed monthly payment of principal and interest of $75,000 and (ii) variable rent payments equal to $25 per LATW procedure on the leased whitening devices. Rental expense related to variable rent were $1.8 million, $2.22 million, $2.22 million and $2.15 million for 2005, 2004, 2003 and 2002, respectively. In December 2003, the lease agreement was amended to provide that both the fixed and variable rent portion of the monthly payment due beginning November 1, 2003 would be deferred and paid to EVL on February 15, 2005, with interest payable on the deferred amount at a rate equal to LIBOR, plus 250 basis points. In August 2004, the lease agreement was further amended to provide that the total rents deferred under the November 2003 lease amendment would be deferred further and due as follows: $1.0 million on February 15, 2005, $1.0 on February 15, 2006; and the remaining balance on February 15, 2007. In February 2005, the Company paid EVL $1.0 million of deferred fees per the amended terms of the lease, leaving approximately $1.8 million to be paid by February 2007. On July 12, 2005, the Company and EVL again amended BriteSmile’s capital lease agreement to provide that on December 31, 2005, EVL would sell to BriteSmile each leased device remaining under the lease at a price of $1 per device and the term of the lease would end as of December 31, 2005, with no additional payments due under the lease after that date except for variable and fixed fees unpaid as of the date of the sale and any remaining deferred lease payments owed by BriteSmile per the August 2004 amendment to the lease. The balance due pursuant to the July 2005 amendment was paid in full in March 2006. All cancelled lease payments as a result of the July 2005 amendment were treated as forgiveness of debt and recorded as a capital contribution in the amount of $225,000 in 2005. Mr. Pilaro, the Company’s Chairman, serves as Chairman of EVL, and an affiliate of LCO which has an ownership position in EVL.

CAP America Trust Center Loan

In May 2003, the Company borrowed $2.5 million from CAP America Trust, of which $0.8 million was available for working capital expenditures and $1.7 million was available for specific revenue generating initiatives to be agreed and defined by the Company and CAP America Trust. The Company drew down $1.6 million under this loan as of December 25, 2005, and had $900,000 available for working capital needs and revenue generating initiatives. Payments under the loan consist of “fixed payments” of interest, “variable payments” of principal and interest and a “final payment” of principal. CAP, identified above, is a co-trustee of CAP America Trust. The balance was paid in full in March 2006.

December 2004 Convertible Notes, Warrants and Additional Investment Rights

In December 2004, the Company issued $12 million in Notes, and related Warrants and Rights to six investors. Among the investors, LCO purchased $1.0 million of the Notes, Warrants and Rights. The Notes were repayable in 36 equal monthly installments commencing in June 2006, and bore interest at an annual rate equal to the greater of 5% or six-month LIBOR as of 2 business days prior to the start of each quarterly interest period plus 3% with a maximum interest rate of 8% per annum. Principal and interest on the Notes were payable, at the option of the Company, in cash or shares of the Company’s common stock, subject to certain limitations. The Notes were convertible into shares of the Company’s common stock at a per share conversion price of $7.61. The Warrants had a term of five years and an exercise price of $7.61 per share. The Notes were paid in full at the principal amount of $12.0 million, plus accrued interest, and the Warrants were canceled, in March 2006.

Director Independence

The directors who serve on the Company’s Compensation Committee and Audit Committee are all “independent” for purposes of Rule 4200(a)(15) of the listing standards of the Nasdaq Small Cap Market. That is, the Board of Directors has determined that none of us has a relationship to the Company that might interfere with our independence from the Company and its management. The directors who serve on the Compensation Committee are Mr. Peters, Mr. Schecter and Mr. Thompson. The directors who serve on the Audit Committee are Mr. Pierce, Mr. Peters and Mr. Thompson.

PROPOSAL NO. 2

PROPOSAL TO APPROVE APPOINTMENT OF STONEFIELD JOSEPHSON, INC., AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR

ENDING DECEMBER 29, 2007.

At the Annual Meeting, the Company’s shareholders entitled to vote will be asked to approve the appointment of Stonefield Josephson, Inc. (“SJI”) as the Company’s independent public accountants for the fiscal year ending December 29, 2007.

Audit Fees for Fiscal 2006 and 2005

On August 10, 2005, the Company engaged Stonefield Josephson as its new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2005, and to perform procedures related to the statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ended June 25, 2005. Prior to July 18, 2005, the Company’s independent public accounting firm had been Deloitte & Touche LLP.

Information on Fees Paid to Stonefield Josephson

Aggregate fees billed to the Company and its subsidiaries for 2006 and 2005 by the Stonefield Josephson and Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (for information and comparative purposes), are as follows:

	Aggregate Amount Billed by Stonefield Josephson		Aggregate Amount Billed by Deloitte & Touche LLP
	2006	2005	2006	2005
Audit fees	$304,576	$49,405	$15,000	$227,701
Audit-related fees	—	—	—	—
Tax fees	77,536	—	—	115,327
All other fees	25,928	3,000	—	—
TOTALS	$408,040	$52,405	$15,000	$343,028

The Audit Committee has considered and determined that the performance of the non-audit services noted in the foregoing table is compatible with maintaining Stonefield Josephson’s independence. Prior to the performance of any services, the Audit Committee approves all audit and non-audit related services to be provided by the Company’s independent auditor and the fees to be paid therefore. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the auditors, it is the current practice of the Audit Committee to specifically approve all services provided by the auditors in advance, rather than to pre-approve, generally, any type of service.

Attendance at Annual Meeting

Representatives of SJI are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 2006 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

ANNUAL REPORT

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 30, 2006 (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY - ATTENTION: RICH DE YOUNG, SECRETARY, 460 North Wiget Lane, Walnut Creek, California 94598. A request for a copy of the Company’s Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on September 8, 2006. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

A copy of the Company’s Annual Report to Shareholders 2006 is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2008 Annual Meeting of Shareholders must be received by the Company by May 1, 2008. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is timely received, and determine whether it is a proper proposal to present at the 2007 Annual Meeting.

MATERIAL INCORPORATED BY REFERENCE

The following financial and other information is incorporated by reference to the following sections of the Annual Report on Form 10-K/A of the Company for the 53 weeks ended December 30, 2006, as filed with the Securities and Exchange Commission: Item 8, the Company’s Consolidated Financial Statements and associated notes; and Item 7, Managements Discussion and Analysis of Financial Condition and Results of Operations.

The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board’s recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/s/ Richard DeYoung
Walnut Creek, California	Richard DeYoung
August 10, 2007	Vice President, CFO and Secretary

FOLD AND DETACH HERE

PROXY

BSML, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Julian Feneley and Richard DeYoung and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on July 30, 2007 at the Annual Meeting of Shareholders to be held at the offices of the Company, 460 North Wiget Lane, Walnut Creek, California, 94548, on September 21, 2007, at 11:00 o’clock a.m., local time, or at any adjournment thereof.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY BY MAIL

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	Please mark your votes like this ☒

1. Election of Directors.		FOR	WITHHOLD AS TO ALL	FOR ALL EXCEPT
INSTRUCTIONS: IF YOU MARK THE “FOR ALL EXCEPT” CATEGORY, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:		☐	☐	☐

Anthony M. Pilaro Bradford Peters L. Tim Pierce John Reed	Harry Thompson Peter Schechter Dr. Julian Feneley

2. To approve the appointment of Stonefield Josephson, Inc., as the Company’s independent public accountants for the fiscal year ending December 29, 2007.		FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                   Signature of joint holder, if any                                                   Date

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.